Exhibit 5.1

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                                                                     Exhibit 5.1

                                  July 25, 1997






Matrix Pharmaceutical, Inc.
34700 Campus Drive
Fremont, California  94555


     Re:    Matrix  Pharmaceutical,  Inc.
            Registration Statement of an Aggregate of 2,250,000 Shares of Common Stock


Gentlemen:

     We refer to your Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) Two Million (2,000,000) shares of common stock ("Common Stock") of Matrix Pharmaceutical, Inc. (the "Company") issuable under the Company's 1988 Restricted Stock Plan, as amended and restated, (the "Plan") and (ii) Two Hundred Fifty Thousand (250,000) shares of Common Stock issuable under the Company's 1991 Directors Stock Option Plan (the "Directors Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan and/or the Directors Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and non-assessable shares of the Company's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                            Very truly yours,


                                            /s/ BROBECK, PHLEGER & HARRISON
                                            BROBECK, PHLEGER & HARRISON LLP